Exhibit 10.15
Form 10-KSB
Ozolutions Inc.
File No. 000-31343

                         OZOLUTIONS INC.
                  30 Denver Crescent, Suite 20
                    Toronto, Ontario M2J 1G8

FAX MESSAGE:
September 26, 2001

Feng Shui Consulting Inc.
3809 South West Temple
Suite 1D
Salt Lake City, Utah 84115
ATTENTION: BONNIEJEAN C. TIPPETTS

Dear Ms. Tippetts:

Under the conditions contained in the Advisory Agreement signed on June 5th, 2001 between Ozolutions Inc. and Feng Shui Consulting Inc., Ozolutions
Inc. is terminating said agreement for non performance of the functions that were to be fulfilled as your company's responsibilities under the agreement.

However, we are willing to renegotiate a new agreement that would provide a finders fee to your company for your assistance in establishing contact with a South East Asian firm to assist with company financing.

Such compensation can take the form of restricted shares and a commission for your service rendered in connection with financing arranged by the South East Asian firm.

We would request that you prepare a new contract as quickly as possible and forward to me for review and approval.

Given the delays already incurred in moving ahead with our financing program, we believe it is in our mutual interest to make new arrangements and ensure that both of our companies derive positive results from our business relationship.

Your earliest response will be greatly appreciated.

Yours Sincerely

/s/ Max Weissengruber
Max Weissengruber
President, Ozolutions Inc.

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